Exhibit 10.5


                   DIRECTOR'S DEFERRED COMPENSATION AGREEMENT

         This Agreement made and entered into this ____ day of ________________, _______, by and between ______________________, hereinafter referred to as the "Director" and Clover Leaf Bank, S.B., a State Chartered Savings Bank, of Edwardsville, Madison County, Illinois, hereinafter referred to as the Bank as follows:

         Whereas, the Director has been duly elected to the Board of Directors of the Bank pursuant to the By-laws of the Bank and the applicable statues and laws of the State of Illinois, and,

         Whereas,   in  such  capacity  the  Director  is  entitled  to  certain compensation for his services so rendered, and,

         Whereas, said compensation is due and payable from time to time as established by policies of the Board of Directors as services are rendered by the Director, and,

         Whereas, the parties have agreed that all or a portion of the payment of compensation due the Director shall be deferred pursuant to the provisions of this Agreement,

         NOW THEREFORE, it is agreed by as follows;

          1. Credit to Account The Bank shall-establish on its books an account to be known as the "Directors Deferred Compensation Account" to which those fees selected by the Director shall be credited as they are earned.

          2. Interest All sums credited to the Directors Deferred Compensation Account shall be credited with interest from the date earned at a per annum rate equal to the Bank's return on capital for the most recent full calendar year. However, the rate paid on said deferred compensation accounts shall not be less than 6.50% per annum.

          3.   Termination  of  Board   Membership   Upon   termination  of  the
               Director's membership on the Board for whatever reason, the amount of compensation and interest credited to the Director's Deferred Compensation Account for the said Director shall be paid to him. Such payment shall be made either in lump sum within sixty (60) days of the Director's termination date, or in equal monthly, quarterly, or annual installments over a period not exceeding five (5) years, however, the Bank shall elect, it having the sole option to determine the method of payment. In the event the Bank elects to pay the compensation in installments, then interest shall continue to be credited to the unpaid balance as provided in Paragraph 2 hereof.

          4. Death of Director Upon the death of the Director prior to the receipt by him of his full balance in the Director's Deferred Compensation Account due him hereunder, such balance shall be paid to his beneficiary as named by him below, or, in the absence or prior death of such beneficiary, then to the Director's Estate. The beneficiary designation hereon is revocable and may be changed by the Director at any time in writing.

          5. Nature of Account The amounts credited to the Director's Deferred Compensation Account hereunder shall remain part of the general funds of the Bank and neither the Director nor any Beneficiary shall have any property interest in any specific assets of the Bank. The establishment of the Deferred Compensation Account will not require or result in the actual funding of a segregated account or serve as security for such account.

          6. Restrictions to Assignability Neither the Director's Deferred Compensation Account or any portion thereof shall be subject to or available for assignment, transfer, encumbrance or pledge by the Director or any Beneficiary except as provided for herein in the event of the death of a Director, and any such attempted assignment, transfer, encumbrance or pledge shall be considered void and without any force and effect.

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          7.   Relation to Board  Membership This Agreement does not confer upon the Director any continuing right to serve as a Director of the Bank nor does it require or insure the payment of any Ices by the Bank to the Director or to any other member of the Board of Directors.

          8. Reports The Bank shall annually furnish the Director a statement showing balance and interest earned during the year.

         IN WITNESS WHEREOF, the parties have executed this Agreement, those officers of the Bank being signatory hereto having been duly authorized by the Board of Directors to so act.

                                       CLOVER LEAF BANK, S.B.


                                       By:________________________

ATTEST:


___________________

                                          ________________________
                                             Director